UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2009

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 27, 2009, in a case between Xilinx, Inc. and the Internal Revenue Service, the U.S. Court of Appeals for the Ninth Circuit (the “Court”) overturned a 2005 U.S. Tax Court ruling. While Cisco Systems, Inc. (“Cisco”) was not a named party to the case, the Court’s decision impacts a tax position of Cisco for certain years prior to fiscal 2005.

The Court’s decision changes the tax treatment of share-based compensation expenses for the purpose of determining intangible development costs under a company’s research and development cost sharing arrangement. The Court held that related parties to such an arrangement must share stock option costs, notwithstanding the U.S. Tax Court finding that unrelated parties in such an arrangement would not share such costs. The Court’s reversal of the U.S. Tax Court’s decision changes Cisco’s estimate of tax benefits that were required to be recognized in connection with Cisco’s adoption of Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”) at the beginning of fiscal year 2008. The case is subject to further appeal.

As a result of the Court’s ruling, Cisco will record a one-time tax charge of approximately $130 million – $150 million, with an impact of approximately $0.02 – $0.03 per share, to GAAP net income during its current fourth quarter of fiscal 2009. Further, this matter will result in a reduction of approximately $310 million – $320 million to additional paid-in capital. There will be no impact to cash flows for the fourth quarter of fiscal 2009. Additionally, Cisco does not believe this matter will have a material impact on its future results of operations, cash flows, or financial position.

This one-time tax charge will not impact Cisco’s non-GAAP net income or non-GAAP earnings per share for the fourth quarter of fiscal 2009.

This filing may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: changes in provision for income taxes or adverse outcomes resulting from examinations of our income tax returns; litigation; risks related to the global nature of our operations and other international factors; and other factors listed in Cisco’s most recent reports on Form 10-K and Form 10-Q. The financial information contained in this filing should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, as each may be amended from time to time. Any projections in this filing are based on limited information currently available to Cisco, which is subject to change. We undertake no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: May 29, 2009	By:	/s/ Jonathan Chadwick
	Name:	Jonathan Chadwick
	Title:	Senior Vice President, Corporate Controller and Principal Accounting Officer